Exhibit 4.7

FIRST AMENDMENT TO

8% SENIOR SECURED CONVERTIBLE DEBENTURES DUE AUGUST 1, 2011

THIS FIRST AMENDMENT TO 8% SENIOR SECURED CONVERTIBLE DEBENTURES DUE AUGUST 1, 2011 (this “Agreement”) is made as of December 31, 2008 among Lightpath Technologies, Inc., a Delaware corporation (the “Company”), and the undersigned, being all of the Holders (as that term is defined in each Debenture), pursuant to and in accordance with Section 9(k) of each debenture identified on Exhibit A attached hereto (each, a “Debenture”).

WHEREAS, the Company desires to pay all accrued but unpaid interest to date on each Debenture (which amounts are set forth on Exhibit B attached hereto) (such payments being hereinafter referred to as the “Accrued Interest Payment”).

WHEREAS, the Holders desire to convert twenty-five percent (25%) of the principal amount of each Debenture into shares of Common Stock in accordance with the terms and procedures set forth in the Debentures (the “Partial Conversion”).

WHEREAS, subsequent to the Partial Conversion, the Company desires to prepay all interest that would accrue under each Debenture through the Maturity Date (as defined in each Debenture) as identified on Exhibit B attached hereto (such prepayment being hereinafter referred to as the “Debenture Interest Prepayment”).

WHEREAS, in connection with the Accrued Interest Payment, Partial Conversion and Debenture Interest Prepayment, the Company desires to issue each Holder a warrant to purchase the number of shares of Common Stock set forth opposite each Holder’s name on Exhibit C attached hereto in accordance with the terms and conditions set forth herein (the “Warrant Issuance” and together with the Accrued Interest Payment, the Partial Conversion, and the Debenture Interest Prepayment, the “Transactions”).

WHEREAS, the parties desire to amend each Debenture to authorize the Transactions.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Recitals. The above recitals, definitions, preamble and provisions are hereby made a part of this Agreement.

2. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the applicable Debenture.

3. Amendments to Each Debenture.

(a) Section 1 shall be amended by deleting the definition of “Interest Conversion Rate” and replacing it with the following:

“Interest Conversion Rate” means the greater of (a) 100% of the closing bid price of the Common Stock on the Trading Day that is immediately prior to the applicable Interest Payment Date as reported by Bloomberg L.P. (or any successor entity) and (b) the VWAP for the 10 Trading Days ending on December 30, 2008.”

(b) Section 1 shall be further amended by deleting the definition of “Interest Notice Period” and replacing it with the following:

“Interest Notice Period” means the 20 Trading Days immediately prior to the applicable Interest Payment Date.”

(c) Section 2(a) of each Debenture shall be deleted and replaced by the following:

“a) Payment of Interest. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8% per annum, payable on December 31, 2008 (the “Interest Payment Date”) for the period beginning October 1, 2008 through the Interest Payment Date. In addition, immediately following the Conversion by the Holder of 25% of the indebtedness evidenced by this Debenture, which Conversion shall take place effective December 31, 2008, the Company shall prepay interest to accrue under this Debenture for the period January 1, 2009 through the Maturity Date.”

(d) Section 2(b) of each Debenture shall be deleted and replaced by the following:

“b) Payment of Interest in Shares of Common Stock. All payments of interest shall be made in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount” and the number of shares of Common Stock to be issued in payment of interest being hereinafter referred to as the “Interest Conversion Shares”).”

4. One-Time Waiver of Restriction on Conversion. The parties acknowledge that the Beneficial Ownership Limitation contained in Section 4(c) of Debenture No. 6 (Robert Ripp), No. 7 (Shadow Capital LLC), No. 11 (Crescent International Ltd), No. 18 (Elvin Javier) and No. 21 (Berg & Berg Enterprises, LLC) on Exhibit A attached hereto would prohibit the consummation of the Partial Conversion by such Holders. In order to permit the Partial Conversion by such Holders, the undersigned hereby consent to the Partial Conversion by each such Holder and waive the requirements and restrictions contained in Section 4(c) of each such Debenture such that the Partial Conversion shall be permitted notwithstanding Section 4(c) of each such Debenture.

5. Warrant Issuance. In connection with the Accrued Interest Payment, Partial Conversion and Debenture Interest Prepayment, pursuant to the delivery of a warrant in the form attached hereto as Exhibit D the Company shall issue to each Holder a warrant to purchase the number of shares of Common Stock set forth opposite each Holder’s name on Exhibit C attached hereto at an exercise price equal to the greater of (i) $0.87 per share and (ii) the closing bid price of the Common Stock on December 30, 2008 as reported by Bloomberg L.P. (or any successor entity).

6. Date of the Transactions. The Transactions will be effected as of December 31, 2008.

7. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Amendment electronically (by email or telecopy) shall be effective as an original and shall constitute a representation that an original will be delivered.

8. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. No Other Modification. Except to the extent specifically provided to the contrary in this Agreement, all terms and conditions of each Debenture shall remain in full force and effect, without modification or limitation. In the event of any conflict or inconsistency between any Debenture and the provisions of this Agreement, this Agreement will control and supersede to the extent of such conflict or inconsistency.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:
LIGHTPATH TECHNOLOGIES, INC.

		By:	/s/ J. James Gaynor
		Name:	J. James Gaynor
		Title:	Chief Executive Officer

THE HOLDERS:

/s/ Louis Leeberg		/s/ Gerald M. Lukasik
Louis Leeburg		Gerald M. Lukasik

/s/ James Magos		/s/ Brett A. Moyer
James Magos		Brett A. Moyer

/s/ Thomas F. O’Neill		/s/ Robert Ripp
Thomas F. O’Neill		Robert Ripp

SHADOW CAPITAL LLC		CRANSHIRE CAPITAL LP

By:	/s/ B. Kent Garlinghouse	By:	/s/ Miteleu P. Kopin
Name:	B. Kent Garlinghouse	Name:	Miteleu P. Kopin
Title:	Manager	Title:	President

/s/ Gary Silverman		/s/ Richard H. Straeter
Gary Silverman		Richard H. Straeter

CRESCENT INTERNATIONAL, LTD.		BERG & BERG ENTERPRISES, LLC

By:	/s/ Maxi Bressi	By:	/s/ Carl E. Berg
Name:	Maxi Bressi	Name:	Carl E. Berg
Title:	Authorized Signatory	Title:	Member

/s/ Speros Dedes		/s/ Joseph. J. Gaynor
Speros Dedes		Joseph J. Gaynor Jr.

/s/ Judith Glaser		/s/ Mark Grinbaum
Judith Glaser		Mark Grinbaum

/s/ Moe Houdiagui		/s/ Noel D. Ischy
Moe Houdiagui		Noel D. Ischy

/s/ Elvin Javier		/s/ Evelyn K. Kossak
Elvin Javier		Evelyn K. Kossak

THE BART MARCY TRUST		STEVEN R. J. CYNTHIA H. BRUECK REVOCABLE TRUST UTA DTD 3/14/1991

By:	/s/ Barton C. Marcy	By:	/s/ Steven R. J. Brueck
Name:	Barton C. Marcy	Name:	Steven R. J. Brueck
Title:	Trustee	Title:	Trustee

/s/ Terry Brenneman		/s/ Ami Silberman
Terry Brenneman		Ami Silberman

/s/ Karin Johnsgard
Karin Johnsgard

EXHIBIT A

Debentures

1. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $25,000 with an original issue date of August 1, 2008 issued by Lightpath Technologies, Inc. (“LPTH”) in favor of Louis Leeburg

2. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $50,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Gerald M. Lukasik

3. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $5,000 with an original issue date of August 1, 2008 issued by LPTH in favor of James Magos

4. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $50,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Brett A. Moyer

5. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $50,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Thomas F. O’Neill

6. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $250,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Robert Ripp

7. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $250,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Shadow Capital LLC

8. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $100,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Ami Silberman / Karin Johnsgard

9. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $25,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Gary Silverman

10. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $25,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Richard H. Straeter

11. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $300,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Crescent International Ltd.

12. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $40,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Speros Dedes

13. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $25,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Joseph J. Gaynor Jr.

14. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $75,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Judith Glaser

15. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $50,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Mark Grinbaum

16. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $19,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Moe Houdiagui

17. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $50,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Noel D. Ischy

18. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $265,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Elvin Javier

19. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $50,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Evelyn K. Kossak

20. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $50,000 with an original issue date of August 1, 2008 issued by LPTH in favor of The Bart Marcy Trust

21. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $1,000,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Berg & Berg Enterprises, LLC

22. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $50,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Terry Brenneman

23. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $25,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Steven R. J. Cynthia H. Brueck Revocable Trust UTA dtd. 3/14/1991

24. 8% Senior Secured Convertible Debenture Due August 1, 2011 in the original principal amount of $100,000 with an original issue date of August 1, 2008 issued by LPTH in favor of Cranshire Capital LP

EXHIBIT B

Interest Pre-Payments

	Holder	Interest Accrued for period 10.1.08 through 12.31.08	Interest to be Pre-Paid for period 1.1.09 through Maturity
1.	Louis Leeburg	$500.00	$3,875.00
2.	Gerald M. Lukasik	$1,000.00	$7,750.00
3.	James Magos	$100.00	$775.00
4.	Brett A. Moyer	$1,000.00	$7,750.00
5.	Thomas F. O’Neill	$1,000.00	$7,750.00
6.	Robert Ripp	$5,000.00	$38,750.00
7.	Shadow Capital LLC	$5,000.00	$38,750.00
8.	Ami Silberman / Karin Johnsgard	$2,000.00	$15,500.00
9.	Gary Silverman	$500.00	$3,875.00
10.	Richard H. Straeter	$500.00	$3,875.00
11.	Crescent International Ltd.	$6,000.00	$46,500.00
12.	Speros Dedes	$800.00	$6,200.00
13.	Joseph J. Gaynor Jr.	$500.00	$3,875.00
14.	Judith Glaser	$1,500.00	$11,625.00
15.	Mark Grinbaum	$1,000.00	$7,750.00
16.	Moe Houdiagui	$380.00	$2,945.00
17.	Noel D. Ischy	$1,000.00	$7,750.00
18.	Elvin Javier	$5,300.00	$41,075.00
19.	Evelyn K. Kossak	$1,000.00	$7,750.00
20.	The Bart Marcy Trust	$1,000.00	$7,750.00
21.	Berg & Berg Enterprises LLC	$20,000.00	$155,000.00
22.	Terry Brenneman	$1,000.00	$7,750.00
23.	Steve R. J. Cynthia H. Brueck Revocable Trust UTA dtd 3/14/1991	$500.00	$3,875.00
24.	Cranshire Capital LP	$2,000.00	$15,500.00

	Total	$58,580.00	$453,995.00

EXHIBIT C

Warrant Issuance

	Holder	No. of Warrants
1.	Louis Leeburg	3,158
2.	Gerald M. Lukasik	6,316
3.	James Magos	632
4.	Brett A. Moyer	6,316
5.	Thomas F. O’Neill	6,316
6.	Robert Ripp	31,581
7.	Shadow Capital LLC	31,581
8.	Ami Silberman / Karin Johnsgard	12,632
9.	Gary Silverman	3,158
10.	Richard H. Straeter	3,158
11.	Crescent International Ltd.	37,897
12.	Speros Dedes	5,053
13.	Joseph J. Gaynor Jr.	3,158
14.	Judith Glaser	9,474
15.	Mark Grinbaum	6,316
16.	Moe Houdiagui	2,400
17.	Noel D. Ischy	6,316
18.	Elvin Javier	33,476
19.	Evelyn K. Kossak	6,316
20.	The Bart Marcy Trust	6,316
21.	Berg & Berg Enterprises LLC	126,323
22.	Terry Brenneman	6,316
23.	Steve R. J. Cynthia H. Brueck Revocable Trust UTA dtd 3/14/1991	3,158
24.	Cranshire Capital LP	12,632

	Total	369,999